Exhibit 10.29

SECOND AMENDED AND RESTATED PROMISSORY NOTE

$800,000.00	November 11, 2024

FOR VALUE RECEIVED, Capstone Holding Corp. (f/k/a Capstone Therapeutics Corp.), a Delaware corporation (the “Maker”), with an address of 5141 W 122nd St., Alsip, IL 60803, hereby promises to pay to Brookstone Partners Acquisition XXI Corporation (together with its successors and assigns, the (“Holder”), with an address of 232 Madison Avenue, Suite 600, New York, NY 10016, the principal amount of EIGHT HUNDRED THOUSAND 00/100 DOLLARS ($800,000.00), together with interest thereon as set forth herein, on or before the Scheduled Maturity Date (as hereinafter defined).

1. Maturity Date; No Novation.

(a) The outstanding principal balance of this Second Amended and Restated Promissory Note (this “Note”), plus all accrued and unpaid interest (including the amount set forth in Section 2(e) below), shall be due and payable on the Scheduled Maturity Date. As used in this Note, “Scheduled Maturity Date” means either (a) June 30, 2026 (the “Initial Maturity Date”) or (b) if the Maker requests an extension of the Initial Maturity Date and the Holder agrees, in its sole and absolute discretion, to such extension request, then June 30, 2027 (the “Extended Maturity Date”).

(b) This Note amends and restates in its entirety that certain Amended and Restated Promissory Note, dated as of August 31, 2024, in the original principal amount of $800,000 and accrued interest of $236,555.56 as of such date (the “Prior Note”). The Maker hereby acknowledges and agrees that this Note is given in substitution for, and not as payment of, the Prior Note. The Maker hereby further acknowledges and agrees that this Note does not constitute a novation of the obligations and liabilities existing under the Prior Note and such obligations and liabilities shall remain in full force and effect in accordance with the terms thereof as modified hereby.

2. Interest Rate.

(a) Standard Interest Rate. Subject to Section 2(b), interest shall accrue on the outstanding principal balance of this Note as follows: (i) during the period commencing on the date hereof and ending on the Initial Maturity Date, a rate per annum equal to six percent (6.0%) (the “Initial Standard Rate”) and (ii) if the Scheduled Maturity Date is extented from the Initial Maturity Date to the Extended Maturity Date, at a rate per annum equity to eleven percent (11.0%) ( the “Extended Standard Rate”) during the period commencing on the Scheduled Maturity Date and ending on the Extended Maturity Date.

(b) Interest After Default. From and after the Scheduled Maturity Date or upon the occurrence and during the continuance of an Event of Default, at the election of the Holder in its sole discretion, interest shall accrue on the outstanding principal balance of this Note at rate per annum equal to the Initial Standard Rate or Extended Standard Rate, as applicable, plus five percent (5.0%) (the “Default Rate”). The interest accruing under this paragraph shall be immediately due and payable by the Maker to the Holder upon demand and shall be additional indebtedness evidenced by this Note.

(c) Interest Calculation. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due.

(d) Maximum Interest Rate. In no event shall interest on this Note exceed the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to violate any applicable state or federal usury laws. Should any provision of this Note be construed to require the payment of interest which, together with any other charges upon the principal or any portion thereof, exceeds the maximum lawful rate of interest, then any such excess shall be applied to the remaining principal balance, if any, and the remainder refunded to the Maker.

(e) Accrued Interest. As of October 31, 2024, accrued interest in the amount of $244,688.89 is outstanding and unpaid.

3. Payment Terms.

(a) Principal. The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest and any other amounts due and payable hereunder, shall be due and payable in full on the Scheduled Maturity Date.

(b) Interest. All outstanding accrued and unpaid interest shall be due and payable on the Scheduled Maturity Date.

(c) Method of Payments. All payments of principal and interest hereunder shall be payable in lawful money of the United States of America, in immediately available funds, and paid by wire transfer to the account designated by the Holder from time to time in writing.

(d) Prepayment. This Note may be prepaid, in whole, without penalty or premium, at any time on or after January 1, 2026.

(e) Application of Payments. All payments made hereunder shall be applied first to unpaid fees, charges, costs and expenses then due and payable under this Note, second to accrued and unpaid interest, if any, and then to principal.

4. [Reserved].

5. Representations and Warranties of the Maker. The Maker hereby represents and warrants to Holder that as of the date hereof: (a) it has the full right, power and authority to enter into this Note, to incur the indebtedness and other obligations evidenced hereby and to consummate the transactions contemplated hereby, (b) it has taken all necessary and appropriate corporate action to authorize the execution and delivery of this Note, (c) the execution, delivery and performance by it of this Note do not and will not (i) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other person or entity (other than any consent or approval which has been obtained and is in full force and effect); (ii) conflict with (A) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, where such conflict could reasonably be expected to have a material adverse effect, (B) the certificate of incorporation or other organizational document of the Maker, or (C) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Maker or any of the Maker’s properties or assets, where such conflict could reasonably be expected to have a material adverse effect; or (iii) require, or result in, the creation or imposition of any lien on or security interest in any asset of the Maker; (d) this Note is the legal, valid and binding obligation of the Maker and is enforceable against the Maker in accordance with their respective terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and (e) no written information provided or written statements (other than projections, the models and other forward looking information and information of a general economic or general industry nature) made by the Maker or its representatives to the Holder, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood and agreed that projections are not to be viewed as facts or a guarantee of financial performance and are subject to uncertainties and contingencies, known and unknown, and that no assurance can be given that such projections will be realized and actual results may differ from the projections and such differences may be material).

6. [Reserved].

7. Events of Default. Upon the occurrence of any of the following events (each, an “Event of Default”, and the occurrence of such event prior to the expiration of any applicable cure period is referred to herein as a “Default”), (other than one of the character described in clause (d) of this Section 7), at the option of the Holder, all obligations and other liabilities of the Maker hereunder shall immediately become due and payable; provided, that, in the case of an Event of Default of the character described in clause (d) of this Section 7 all obligations and other liabilities of the Maker hereunder shall immediately become due and payable, all without demand, notice or further action of any kind required on the part of the Holder:

(a) any failure of the Maker to (i) pay any principal when and as due (unless not permitted to make such payment pursuant to Section 17 of this Note), or (ii) pay interest or other amounts due under this Note within two (2) business days of when and as due (which two (2) business days cure period shall not apply to payments due on the Scheduled Maturity Date);

(b) any failure of the Maker to comply with any of the terms, provisions or covenants of this Note, and as to any Default (other than those specified in clauses (a) and (b) above) under such other term, provision, covenant or agreement that can be cured, has failed to cure the Default within ten (10) days after the occurrence thereof; provided, however, that if the Default cannot by its nature be cured within the ten (10) day period or cannot, after diligent attempts by the Maker, be cured within such ten (10) day period, and such Default is likely to be cured within a reasonable time, then such Obligor shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such Default, and within such reasonable time period the failure to cure the Default shall not be deemed an Event of Default;

(c) the breach by the Maker of any representation when made in any material respect;

(d) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against the Maker and such proceeding is not dismissed within sixty (60) days of the date of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by the Maker, or the Maker makes an assignment for the benefit of creditors, or the Maker takes any action to authorize any of the foregoing;

(e) the entry of any judgment, decree, levy, attachment, garnishment or other process and such judgment or other process shall not have been, within sixty (60) days from the entry thereof, (i) bonded over to the reasonable satisfaction of the Holder and appealed, (ii) vacated, or (iii) discharged; or

(f) any event or condition occurs that results in any indebtedness of the Maker in an amount individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such indebtedness or any trustee or agent on its or their behalf to cause any such indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

8. Remedies Upon Event of Default. Upon the occurrence of an Event of Default, the Holder shall have all rights and remedies available under applicable law or in equity in addition to, and not in lieu of, any rights and remedies available to the Holder under this Note. The remedies of the Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Holder, including, without limitation, any failure to exercise any right, remedy or recourse, available to the Holder, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release of any Event of Default shall not be construed as a bar, waiver or release of any subsequent right, remedy or recourse available to the Holder.

9. Costs and Expenses. The Maker hereby agrees to pay on demand all costs and expenses incurred by the Holder, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Holder, in connection with (i) the administration and amendment of this Note, and (ii) the enforcement of the Holder’s rights, and the collection of all amounts due, hereunder. The obligations of the Maker under this Section 9 shall survive the payment in full of this Note.

10. Return of Payments. Should a claim (a “Repayment Claim”) be made upon the Holder for any reason at any time for repayment of any amount received by the Holder in payment of this Note, or any part thereof, whether received from the Maker pursuant hereto or otherwise (including, without limitation, (i) the bankruptcy, insolvency, or reorganization of the Maker; or (ii) any settlement or compromise of any such Repayment Claim effected by the Holder, in its sole discretion), the Maker shall remain liable hereunder for the amount so repaid to the same extent as if such amount had never originally been received by the Holder, notwithstanding any termination hereof or the cancellation of this Note.

11. Indemnification. The Maker shall indemnify the Holder, its affiliates and the respective directors, officers, partners, members, shareholders, trustees, employees, agents, administrators, managers, representatives and advisors of Holder and Holders’s affiliates (collectively, the “Holder Parties”) and hold the Holder Parties harmless against, all fees, losses, costs and expenses incurred or paid by the Holder Parties in connection with the collection of the obligations evidenced by this Note or the enforcement of the Holder’s rights and remedies with respect to this Note, and the defense of any action against the Holder Parties by any third party with respect to the Holder’s rights and remedies or otherwise arising under this Note, all whether or not any suit or other legal proceedings are commenced or pending in connection with any of the foregoing matters; provided that the foregoing indemnification shall not apply to any actions and/or losses directly caused by any Holder Party’s gross negligence or willful misconduct. All such fees, losses, costs and expenses shall be paid by the Maker on demand. Each of the Holder Parties (other than the Holder) is an express third party beneficiary of the provisions of this Section.

12. Acknowledgment; Waiver. The Maker hereby acknowledges that the Maker has no defense, offset, or counterclaim to any of the Maker’s obligations under this Note. To the extent that any such defenses, claims or offsets exist as of the date of this Note, including, without limitation, any defenses arising out of or relating to any alleged breach of any duty of good faith and fair dealing, they are hereby waived and released in consideration of the Holder’s acceptance of this Note and making of the loan evidenced hereby.

13. Binding; Successors and Assigns; Severability. The provisions of this Note shall be binding upon the Maker and its successors and permitted assigns, and shall inure to the benefit of the Holder and its successors and permitted assigns; provided, however, that the Maker shall not assign, transfer or otherwise convey to any third party any or all of its rights, obligations or liabilities under this Note, without the prior written consent of the Holder, which consent may be withheld by the Holder in its sole and absolute discretion. Any attempted assignment in violation of this section shall be void ab initio. Any determination that any provision of this Note or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality and enforceability of such provision in any other instance, nor the validity, legality or enforceability of any other provision hereof.

14. Non-Waiver; Amendments. The Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy in connection with a subsequent event. This Note shall not be amended, supplemented or modified except pursuant to a writing signed by the Maker and Holder.

15.	Consent to Jurisdiction; Governing Law; Waiver of Jury Trial.

(a) Maker and Holder submit for itself and its property in any proceeding relating to this Note, or for recognition and enforcement of any award or judgment in respect thereof, to the nonexclusive general jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof.

(b) This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws (other than Section 5-1401 of the New York General Obligations Law). The parties hereto knowingly, intentionally and voluntarily waive all right to trial by jury in any proceeding to enforce or defend any rights or remedies arising under or in connection with this Note.

16. Notices. Any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Note, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, to the address of such person as provided in the preamble hereof.

17. Subordination. Notwithstanding anything to the contrary contained herein, the Maker and the Holder agree that no payment in cash of any portion of the outstanding principal amount of this Note or any accrued and unpaid interest thereon shall be made unless and until all amounts due under that certain Second Amended and Restated Promissory Note, dated as of November 11, 2024, made by Maker in favor of BP Peptides, LLC in the original principal amount of $700,617.52 ( the “Peptides Note”) have been paid in full. if Holder shall nonetheless receive any payment on account of this Note in violation of the preceding sentence, then Holder shall hold such payment in trust and for the benefit of the holders of the Peptides Note and, promptly upon discovery or notice of such violation, pay it over to such holders for application to amounts due under the Peptides Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has executed this Second Amended and Restated Promissory Note effective as of the date first above written.

MAKER:

Capstone Holding Corp.

By:	/s/ Edward Schultz
Name:	Edward Schultz
Title:	CFO

Acknowledged and Agreed:

HOLDER:

Brookstone Partners Acquisition XXI Corporation

By:	/s/ Matthew Lipman
Name:	Matthew Lipman
Title:	President